Exhibit D
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.
     EXECUTED this 14th day of February, 2008.

Ellerphund IOPM, LP Ellerphund IOPM, LP

By: Ellerphund Capital III, LLC its general partner

/s/ Ryan Eller Ryan Eller, Managing Member

Ellerphund Capital III, LLC

/s/ Ryan Eller
Ryan Eller, Managing Member

Ellerphund Ventures II, LP
Ellerphund Ventures II, LP

By: Ellerphund Capital II, LLC its general partner

/s/ Ryan Eller
Ryan Eller, Managing Member

Ellerphund Capital II, LLC

/s/ Ryan Eller
Ryan Eller, Managing Member